SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 19, 2014
Date of Report (Date of earliest event reported)

UNITED SECURITY BANCSHARES
(Exact Name of Registrant as Specified in its Charter)

California
(State or Other Jurisdiction of Incorporation)

000-32987	91-2112732
(Commission File Number)	(I.R.S. Employer Identification No.)

2126 Inyo Street, Fresno, California	93721
(Address of principal executive offices)	(Zip Code)

559-248-4943
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities
Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a12 under the Exchange
Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 TERMINATION OF MATERIAL DEFINITIVE AGREEMENT

On December 2, 2014, the Federal Reserve Board (the "FRB") announced the termination, effective retroactively as of November 19, 2014, of the Consent Order entered into by and between United Security Bancshares, a California corporation (“Bancshares”), its wholly-owned bank subsidiary, United Security Bank (the "Bank"), a California state-chartered bank, and the Federal Reserve Bank of San Francisco, dated March 23, 2010. The Consent Order was replaced with an informal supervisory agreement that requires, among other things, obtaining written approval from the Federal Reserve Bank of San Francisco prior to payment of dividends from the Bank to Bancshares or the payment of dividends by Bancshares or interest on Bancshares' trust preferred securities.

The Bank's previous formal agreement with the California Department of Business Oversight had been terminated on October 1, 2013, and was also replaced with an informal supervisory agreement. Accordingly, this represents the elimination of all formal supervisory agreements affecting Bancshares and the Bank.

The material terms and conditions of the Consent Order were previously disclosed in United Security Bancshares' Form 8-K filed on March 25, 2010.
The text of the press release related to the termination of the Consent Order is attached as Exhibit 99.1.

EXHIBIT #
99.1 Press release of United Security Bancshares dated December 2, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

United Security Bancshares

Date: December 2, 2014             By: /s/ Ken L. Donahue
-----------------------------------------------------------
Ken L. Donahue
             Executive Vice President & Chief Financial Officer